Exhibit 99.1

Nile Therapeutics Reports 2007 Fourth Quarter and Full Year Financial Results on Thursday March 13, 2008

BERKELEY, Calif., March 13, 2008 /PRNewswire-FirstCall/ — Nile Therapeutics, Inc. (OTC Bulletin Board: NILT.OB), today announced the fourth quarter and full year financial results for 2007.

Participants may also access the archived webcast of the conference call from the homepage and the investor relations section of Nile’s website at www.nilethera.com. The webcast will remain available on the company’s website until the next quarterly conference call.

For the fourth quarter of 2007, Nile reported a net operating loss of $2.7 million, or $0.11 per share. For the full year, net operating loss was $9.5 million, or $0.56 per share. Weighted average shares outstanding for the fourth quarter and for all of 2007 were 24.1 million and 16.9 million, respectively.

Nile reported no revenue during the fourth quarter and grant income of $0.1 million during 2007. For the fourth quarter and for all of 2007, Nile reported net interest income of $0.2 million and net interest expense of $0.8 million, respectively.

As of December 31, 2007, Nile had cash and cash equivalents of $16.2 million compared to $18.0 million at September 30, 2007. Cash and cash equivalents declined $1.8 million in the fourth quarter of 2007 from the third quarter of 2007 as cash was used for operations.

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical need. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel chimeric peptide in clinical studies for the treatment of heart failure, and 2NTX-99, a small molecule, pre-clinical, anti-atherothrombotic agent with nitric oxide donating properties. A key component of the company’s strategy is to acquire the global rights to additional compounds to expand its portfolio. More information on Nile can be found at www.nilethera.com.

Contact:

Daron Evans

Chief Financial Officer

Nile Therapeutics, Inc.

510-281-7700

info@nilethera.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, outlook, milestones, the success of Nile’s product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the reports we file with Securities and Exchange Commission, including the “Risk Factors” section of our Prospectus filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 15, 2007. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

STATEMENTS OF OPERATIONS

	Three Months Ended December 31, 2007	Twelve Months Ended December 31, 2007
Grant income	—	101,400

Operating expenses:
Research and development	1,527,457	5,124,292
General and administrative	1,193,180	4,477,567

Total operating expenses	2,720,637	9,601,859
Loss from operations	2,720,637	9,500,459
Basic and diluted operating loss per share	(0.11)	(0.56)

Interest income (net)	204,071	(802,336)
Net loss	(2,516,566)	(10,302,795)

Basic and diluted loss per share	(0.10)	(0.61)
Weighted-average common shares outstanding	24,099,716	16,942,142

SUMMARY BALANCE SHEET DATA

December 31, 2007
Cash and cash equivalents	16,233,464
Total assets	17,089,328
Stockholders’ equity	15,199,931